Exhibit 107
Calculation of Filing Fee Tables
Form
S-8
(Form Type)
BellRing Brands, Inc.
(Exact Name of Registrant as Specified in its Charter)
Table 1: Newly Registered Securities

Security Type	Security Class Title	Fee Calculation Rule	Amount Registered (1)	Proposed Maximum Offering Price Per Unit (2)	Maximum Aggregate Offering Price	Fee Rate	Amount of Registration Fee

Equity	Common Stock	Other	6,000,000	$56.29	$337,740,000	0.0001476	$49,851

Total Offering Amounts:					$337,740,000		$49,851

Total Fee Offsets:							—

Net Fee Due:							$49,851

(1)
Covers common stock, par value $0.01 per share, of BellRing Brands Inc. (“Common Stock”) under the BellRing Brands, Inc. 2019 Long-Term Incentive Plan (the “Plan”) and, pursuant to Rule 416(a) under the Securities Act of 1933, as amended (the “Securities Act”), an indeterminate number of additional shares of Common Stock that may be offered and issued under the Plan to prevent dilution resulting from stock splits, stock distributions or similar transactions.

(2)
Calculated pursuant to Rule 457(h)(1) and Rule 457(c) under the Securities Act based on a price of $56.29 per share of Common Stock, which is the average of the high and low price per share of Common Stock as reported by the New York Stock Exchange on September 5, 2024.